Exhibit 99.1

FOR IMMEDIATE RELEASE February 13, 2006	NEWS OTCBB: LFLT
LIFELINE THERAPEUTICS, INC. ANNOUNCES Q2 FY 2006 FINANCIAL AND
OPERATING RESULTS
DENVER, Colorado — Lifeline Therapeutics, Inc. (“Lifeline” or the “Company”) (OTCBB: LFLT), maker of Protandim®, today announced $1.7 million of revenues and a loss of $(571,044), or $(.03) per share, for its second fiscal quarter ended December 31, 2005. For its first fiscal quarter ended September 30, 2005, the Company’s revenues were $2.9 million, resulting in a profit of $80,314, or $.00 per share. For the quarter ended December 31, 2004, Lifeline had a loss of $(1.2) million, or $(.07) per share, which included no revenues or product costs as it had not yet begun selling its Protandim® product at that time.
Stephen K. Onody, CEO of Lifeline Therapeutics, commented, “I want to first thank the Board of Directors and shareholders for their confidence and support. In my opinion, the state of the Company is solid despite our disappointment that we had a quarter-over-quarter decline in revenues from $2.9 million to $1.7 million, a decrease of 42%. Gross margins remain strong at 79%, and operating expenses decreased by $342,000, or 15%, from the preceding quarter.
“The Company significantly improved its cash position by $1.6 million, to $4.9 million, from the first quarter of FY2006, and the balance sheet remains strong with no debt obligations. The increase in cash is primarily attributable to accelerated collections of outstanding and newly incurred accounts receivable and returns of deposits previously made with vendors.
“We are building a dedicated and focused team both for business management and execution and for scientific advice and direction.
“In December we entered into an agreement with United Parcel Service (UPS) for product logistics. Other recent accomplishments include the following:
•	We have hired Gerald J. Houston as the Company’s Chief Financial Officer.

•	We have completed our initial media tour around the release of Dr. Joe McCord’s data from a human study published in the scientific and peer reviewed journal, Free Radical Biology & Medicine (Jan. 15, 2006), which demonstrated Protandim® was able to reduce oxidative stress in men and women. This tour included 22 radio interviews with audiences of approximately 5.7 million people, three magazine interviews with a potential audience of 38 million.

•	Dr. McCord became Director of Science for Lifeline in December 2005.

•	We have engaged Taglich Brothers to create and disseminate comprehensive quarterly research reports.

•	We are in the process of engaging ComputerShare as our new Transfer Agent.

•	We have enlisted the services of two distinguished and experienced scientists and researchers, Dr. Larry Gold and Dr. Sean O’Connell, to join our Scientific Advisory Board.

“In sum, Lifeline has a great evidence-based product, loyal customers, technical and scientific strength, and a dedicated management team. We remain focused on making the Company successful in all areas.”
About Lifeline Therapeutics
Lifeline Therapeutics, Inc. markets Protandim®, a patent-pending dietary supplement that increases the body’s natural antioxidant protection. Lifeline Therapeutics is committed to helping people achieve health and wellness for life. For more information, please visit the Protandim® product website at http://www.protandim.com.
Oxidative stress (cell damage caused by free radicals) occurs as a person ages or is subjected to stresses such as certain illnesses. TBARS are harmful, reactive substances that indicate the level of oxidative stress in the body. New data from a scientific study in men and women show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, and the age-related increase in TBARS was eliminated. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural activity of antioxidant enzymes.
About Joe M. McCord, Ph.D.
Dr. McCord currently serves as professor of medicine at the University of Colorado Denver Health Sciences Center and in December 2005 became Director of Science for Lifeline Therapeutics. In 1969, Dr. McCord, together with Irwin Fridovich, discovered superoxide dismutase (SOD), spawning an avalanche of research. For this work, he and Fridovich were awarded the Elliot Cresson Medal. In 1997, Dr. McCord received a lifetime achievement award from the Oxygen Society for outstanding contributions to the field of free radical biology and medicine. Dr. McCord is president of the International Society of Antioxidants in Nutrition and Health (ISANH), and he serves on the editorial board of the journal Free Radical Biology & Medicine. Dr. McCord beneficially owns 1.6 million shares of Lifeline Therapeutics common stock.
Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable common law. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences include the Company’s limited cash flow and the rapid development of technology, lack of liquidity for the Company’s common stock, working capital shortages, the length of time for scientific advances to reach the market (if they ever reach the market), among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission.
CONTACT:

Lifeline Therapeutics Inc
Stephen K. Onody, CEO	Telephone:	720-488-1711
Gerald J. Houston, CFO	Fax:	303-565-8700

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2005	June 30, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,871,904	$3,385,205
Accounts receivable, net	528,106	1,020,131
Inventory	139,689	219,644
Deposit with manufacturer	642,693	911,560
Prepaid expenses	129,437	415,806

Total current assets	6,311,829	6,032,346

Property and equipment, net	257,717	200,944
Intangible assets, net	5,472,020	5,578,830
Deposits	296,144	31,192

TOTAL ASSETS	$12,337,710	$11,843,312

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$570,022	$657,528
Accrued expenses	445,510	207,672
Deferred revenue	777,750	—
Capital lease — current portion	1,844	—

Total current liabilities	1,795,126	865,200

LONG-TERM LIABILITIES:
Capital lease — long-term portion	4,176	—

TOTAL ASSETS	$1,799,302	$865,200

SHAREHOLDERS’ EQUITY:
Preferred stock, par value $.001; 50,000,000 shares authorized; none issued	—	—
Common Stock, Series A, par value $.001, 250,000,000 shares authorized; 22,117,992 issued and outstanding at December 31, 2005 and June 30, 2005, respectively	22,118	22,118
Common Stock, Series B, par value $.001, 250,000,000 shares authorized; none issued	—	—
Additional paid-in capital	17,282,858	17,231,832
Accumulated deficit	(6,766,568)	(6,275,838)

Total shareholders’ equity	10,538,408	10,978,112

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,337,710	$1,843,312

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTH PERIODS ENDED DECEMBER 31, 2005 AND 2004
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUES
Sales, net	$1,711,752	$—	$4,676,344	$—

Cost sales	363,041	—	959,602	—

GROSS PROFIT	1,348,711	—	3,716,742	—

OPERATING EXPENSES:
Marketing and customer service	829,917	—	1,974,387	—
General and administrative	1,041,232	—	2,106,642	—
Research and development	—	33,414	—	45,242
Donation of stock to charity	—	650,000	—	650,000
Depreciation and amortization	83,388	2,205	169,763	3,800

Total operating expenses	1,954,537	963,109	4,250,792	1,226,194

INCOME (LOSS) FROM OPERATIONS	(605,826)	(963,109)	(534,050)	(1,226,194)

OTHER INCOME AND EXPENSE:
Interest income	34,858	—	55,633	—
Interest expense	(154)	(180,395)	(463)	(244,289)
Amortization of debt costs	—	(15,971)	—	(20,222)
Other expense	78	(4,784)	(11,850)	(4,784)

Net other income and expense	34,782	(201,150)	43,320	(269,295)

NET (LOSS) INCOME	$(571,044)	$(1,164,259)	$(490,730)	$(1,495,489)

NET (LOSS) INCOME PER SHARE
Basic and diluted	$(.03)	$(.07)	$(.02)	$(.09)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	22,117,992	16,374,946	22,117,992	16,374,946

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended December 31,
	2005	2004

Cash Flows from Operating Activities:
Net Income (loss)	$(490,730)	$(1,495,489)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	169,763	3,800
Amortization of debt issuance costs	—	20,224
Amortization of debt discount	—	210,900
Loss on disposal of real estate	—	4,784
Charitable donation of common stock	—	650,000
Warrants related to employee compensation	2,772	—
Warrants related to compensation for services	48,254	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	492,025	—
Decrease in inventory	79,955	—
Decrease in deposits to manufacturer	348,867	—
Decrease in prepaid expenses	286,369	816
(Increase) in other assets	(264,952)	—
(Decrease) increase in accounts payable	(87,506)	1,101
Increase in accrued expenses	237,838	—
Increase in deferred revenue	777,750	—

Net Cash Provided (Used) by Operating Activities	1,600,405	(603,864)

Cash (Used) by Investing Activities:
Purchase of equipment	(95,238)	(21,587)
Payment of patent costs	(18,188)	(17,407)

Net Cash (Used) by Investing Activities	(113,426)	(38,994)

Cash Flows from Financing Activities:
Proceeds from notes payable	—	604,000
Proceeds from notes payable — related party	—	60,000
Payment of debt issuance costs	—	(46,400)
Payment of stock offering costs	—	(15,510)
Sale of common stock	—	18,400

Principal payments under capital lease obligation	(280)	—

Net Cash Provided by Financing Activities	(280)	620,490

Increase (decrease) in Cash	1,486,699	(22,368)
Cash and Cash Equivalents — Beginning Of Period	3,385,205	49,663

Cash and Cash Equivalents — End Of Period	$4,871,904	$27,295